Exhibit 99.1
Universal Reports Fourth Quarter 2023 Results

•Diluted GAAP earnings per common share (EPS) of $0.68; diluted adjusted* EPS of $0.43
•Annualized return on average common equity (“ROCE”) of 24.9%, annualized adjusted* ROCE of 12.4%
•Direct premiums written of $432.6 million, up 4.0% from the prior year quarter
•Book value per share of $11.78, up 24.4% year-over-year; adjusted book value per share of $14.34, up 11.2% year-over-year
•Total capital returned to shareholders of $12.3 million, including $3.6 million of share repurchases, a $0.16 per share regular dividend and a $0.13 per share special dividend

* Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., February 22, 2024 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported fourth quarter and full year 2023 results.

“We closed out both the fourth quarter and full year with double-digit adjusted returns on common equity and I believe that even stronger results are firmly in our future,” said Stephen J. Donaghy, Chief Executive Officer. “2023 was a transformative year for us and our significant efforts position us for meaningful success in the new legislative environment. We’ve added a buffer to our loss picks and bolstered reserves for years that predate elimination of one way attorney fees and assignment of benefits to what I view as the most conservative level in our history. Importantly, we did this because we wanted to place the past in the rearview mirror and shift our focus to the future. In 2023, we took yet another step toward the future by commuting Hurricane Irma, the largest and most significant storm in our history, with the Florida Hurricane Catastrophe Fund.”

“Now that we’re past the one year anniversary date of the 2022 special legislative session and all new and renewal policies are subject to the new legislation, the impact of the reforms is becoming clearer - claims trends across the board are improving, including reductions in total claims, represented claims, assigned claims and daily claims. Our first event 2024-2025 reinsurance tower is already 90% secured and we’ve negotiated additional multi-year capacity for the future. Given our size, scale, independent agency and reinsurer relationships and the recent steps we’ve taken, we’re particularly well positioned to succeed in the revamped Florida environment.”

Summary Financial Results

($thousands, except per share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	Change		2023	2022		Change
GAAP comparison
Total revenues	$375,456	$330,360	13.7%		$1,391,582	$1,222,658		13.8%
Operating income (loss)	$27,531	$34,479	(20.2)%		$94,880	$(20,638)		NM
Operating income (loss) margin	7.3%	10.4%	(3.1)	pts	6.8%	(1.7)%		NM

Net income (loss) available to common stockholders	$19,997	$25,109	(20.4)%		$66,813	$(22,267)		NM
Diluted earnings (loss) per common share	$0.68	$0.82	(17.1)%		$2.22	$(0.72)		NM

Annualized ROCE	24.9%	36.6%	(11.7)	pts	21.2%	(6.2)%		NM
Book value per share, end of period	$11.78	$9.47	24.4%		11.78	$9.47		24.4%

Non-GAAP comparison[1]
Core revenue	$365,705	$326,352	12.1%		$1,380,765	$1,235,455		11.8%
Adjusted operating income (loss)	$17,780	$30,471	(41.6)%		$84,063	$(7,841)		NM
Adjusted operating income (loss) margin	4.9%	9.3%	(4.4)	pts	6.1%	(0.6)%		NM

Adjusted net income (loss) available to common stockholders	$12,645	$22,087	(42.7)%		$58,657	$(12,618)		NM
Adjusted diluted earnings (loss) per common share	$0.43	$0.72	(40.3)%		$1.95	$(0.41)		NM

Annualized adjusted ROCE	12.4%	23.1%	(10.7)	pts	14.7%	(3.0)%		NM
Adjusted book value per share, end of period	$14.34	$12.89	11.2%		$14.34	$12.89		11.2%

Underwriting Summary
Premiums:
Premiums in force	$1,934,369	$1,856,339	4.2%		$1,934,369	$1,856,339		4.2%
Policies in force	809,932	848,856	(4.6)%		809,932	848,856		(4.6)%

Direct premiums written	$432,617	$416,101	4.0%		$1,921,833	$1,845,786		4.1%
Direct premiums earned	$482,126	$463,843	3.9%		$1,875,129	$1,759,701		6.6%
Ceded premiums earned	$(146,728)	$(171,973)	(14.7)%		$(623,193)	$(631,075)		(1.2)%
Ceded premium ratio	30.4%	37.1%	(6.7)	pts	33.2%	35.9%	(2.7)	pts
Net premiums earned	$335,398	$291,870	14.9%		$1,251,936	$1,128,626		10.9%

Net ratios:
Loss ratio	81.9%	76.3%	5.6	pts	79.3%	83.2%	(3.9)	pts
Expense ratio	21.8%	25.1%	(3.3)	pts	24.3%	27.0%	(2.7)	pts
Combined ratio	103.7%	101.4%	2.3	pts	103.6%	110.2%	(6.6)	pts
[1] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted net income available to common stockholders, adjusted diluted earnings per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities. Adjusted operating income excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income, net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income available to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities.

Quarterly Financial Results:

Net Income and Adjusted Net Income
Net income available to common stockholders was $20.0 million, down from net income of $25.1 million in the prior year quarter, and adjusted net income available to common stockholders was $12.6 million, down from adjusted net income of $22.1 million in the prior year quarter. The decrease in adjusted net income mostly stems from a higher net loss ratio and lower commission revenue, partly offset by a lower net expense ratio and higher net investment income.

Revenues
Revenue was $375.5 million, up 13.7% from the prior year quarter and core revenue was $365.7 million, up 12.1% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned and net investment income, partly offset by lower commission revenue.

Direct premiums written were $432.6 million, up 4.0% from the prior year quarter. The increase stems from 0.6% growth in Florida and 18.6% growth in other states. Overall growth reflects rate increases, partly offset by lower policies in force.

Direct premiums earned were $482.1 million, up 3.9% from the prior year quarter. The increase stems from rate-driven direct premiums written growth over the past twelve months.

The ceded premium ratio was 30.4%, down from 37.1%, in the prior year quarter. The decrease primarily reflects efficiencies associated with the 2023-2024 reinsurance program, the inclusion of Hurricane Ian related reinstatement premiums in the prior year quarter and direct premiums earned growth associated with primary rate increases, partly offset by higher private market reinsurance pricing and higher reinsurance costs associated with an increase in home values.

Net premiums earned were $335.4 million, up 14.9% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned and a lower ceded premium ratio, as described above.

Net investment income was $13.7 million, up from $10.4 million in the prior year quarter. The increase primarily stems from higher reinvestment yields and higher yields on cash.

Commissions, policy fees and other revenue were $16.6 million, down 31.0% from the prior year quarter. The decrease primarily reflects lower reinsurance brokerage commissions associated with lower ceded premiums and the inclusion of Hurricane Ian related reinstatement premiums in the prior year quarter.

Margins
The operating income margin was 7.3%, down from an operating income margin of 10.4% in the prior year quarter. The adjusted operating income margin was 4.9%, down from an adjusted operating income margin of 9.3% in the prior year quarter. The lower adjusted operating income margin primarily reflects a higher net combined ratio and lower commission revenue, partly offset by higher net investment income.

The net loss ratio was 81.9%, up 5.6 points compared to the prior year quarter. The increase primarily reflects a higher calendar year loss pick.

The net expense ratio was 21.8%, down 3.3 points from 25.1% in the prior year quarter. The reduction primarily reflects lower renewal commission rates paid to distribution partners.

The net combined ratio was 103.7%, up 2.3 points compared to the prior year quarter. The increase reflects a higher net loss ratio and a lower net expense ratio, as described above.

Capital Deployment
During the fourth quarter, the Company repurchased approximately 223 thousand shares at an aggregate cost of $3.6 million. The Company’s current share repurchase authorization program has $4.1 million remaining.

On February 8, 2024, the Board of Directors declared a regular quarterly cash dividend of 16 cents per share of common stock, payable March 15, 2024 to shareholders of record as of the close of business on March 8, 2024.

Conference Call and Webcast
•Friday, February 23, 2024 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register.vevent.com/register/BI089faa181b7e43dbb7d5fdae69aef3bf. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors shortly after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels, primarily in Florida. Learn more at universalinsuranceholdings.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income attributable to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities. Adjusted operating income and adjusted operating income margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Annual Report on Form 10-K for the year ended December 31, 2023.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2023 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	December 31,	December 31,
	2023	2022
ASSETS
Invested Assets
Fixed maturities, at fair value	$1,064,330	$1,014,626
Equity securities, at fair value	80,495	85,469
Other investments, at fair value	10,434	—
Investment real estate, net	5,525	5,711
Total invested assets	1,160,784	1,105,806
Cash and cash equivalents	397,306	388,706
Restricted cash and cash equivalents	2,635	2,635
Prepaid reinsurance premiums	236,254	282,427
Reinsurance recoverable	219,102	808,850
Premiums receivable, net	77,064	69,574
Property and equipment, net	47,628	51,404
Deferred policy acquisition costs	109,985	103,654
Goodwill	2,319	2,319
Other assets	63,484	74,779
TOTAL ASSETS	$2,316,561	$2,890,154

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$510,117	$1,038,790
Unearned premiums	990,559	943,854
Advance premium	48,660	54,964
Reinsurance payable, net	191,850	384,504
Long-term debt, net	102,006	102,769
Other liabilities	132,072	77,377
Total liabilities	1,975,264	2,602,258
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[2]	—	—
Common stock ($0.01 par value)[3]	472	472
Treasury shares, at cost - 18,303 and 16,790	(260,779)	(238,758)
Additional paid-in capital	115,086	112,509
Accumulated other comprehensive income (loss), net of taxes	(74,172)	(103,782)
Retained earnings	560,690	517,455
Total stockholders' equity	341,297	287,896
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,316,561	$2,890,154

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[3] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 47,269 and 47,179 shares; Outstanding - 28,966 and 30,389 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
REVENUES
Net premiums earned	$335,398	$291,870	$1,251,936	$1,128,626
Net investment income	13,714	10,448	48,449	25,785
Net realized gains (losses) on investments	(892)	723	(1,229)	348
Net change in unrealized gains (losses) on investments	10,643	3,285	12,046	(13,145)
Commission revenue	10,960	18,011	54,058	53,168
Policy fees	4,219	4,191	18,881	20,182
Other revenue	1,414	1,832	7,441	7,694
Total revenues	375,456	330,360	1,391,582	1,222,658

EXPENSES
Losses and loss adjustment expenses	274,783	222,545	992,636	938,399
Policy acquisition costs	51,134	50,827	208,011	214,259
Other operating expenses	22,008	22,509	96,055	90,638
Total operating costs and expenses	347,925	295,881	1,296,702	1,243,296
Interest and amortization of debt issuance costs	1,635	1,640	6,531	6,609
Income (loss) before income tax expense (benefit)	25,896	32,839	88,349	(27,247)
Income tax expense (benefit)	5,897	7,728	21,526	(4,990)
NET INCOME (LOSS)	$19,999	$25,111	$66,823	$(22,257)

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Weighted average common shares outstanding - basic	29,064	30,434	29,829	30,751
Weighted average common shares outstanding - diluted	29,487	30,535	30,147	30,751
Shares outstanding, end of period	28,966	30,389	28,966	30,389
Basic earnings (loss) per common share	$0.69	$0.83	$2.24	$(0.72)
Diluted earnings (loss) per common share	$0.68	$0.82	$2.22	$(0.72)
Cash dividend declared per common share	$0.29	$0.29	$0.77	$0.77
Book value per share, end of period	$11.78	$9.47	$11.78	$9.47
Annualized return on average common equity (ROCE)	24.9%	36.6%	21.2%	(6.2)%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In-Force data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Premiums
Direct premiums written - Florida	$339,902	$337,950	$1,565,197	$1,538,143
Direct premiums written - Other States	92,715	78,151	356,636	307,643
Direct premiums written - Total	$432,617	$416,101	$1,921,833	$1,845,786
Direct premiums earned	$482,126	$463,843	$1,875,129	$1,759,701
Net premiums earned	$335,398	$291,870	$1,251,936	$1,128,626

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	81.9%	76.3%	79.3%	83.2%
General and administrative expense ratio	21.8%	25.1%	24.3%	27.0%
Policy acquisition cost ratio	15.2%	17.4%	16.6%	19.0%
Other operating expense ratio	6.6%	7.7%	7.7%	8.0%
Combined ratio	103.7%	101.4%	103.6%	110.2%

	As of
	December 31,
	2023	2022
Policies in force
Florida	567,893	615,796
Other States	242,039	233,060
Total	809,932	848,856

Premiums in force
Florida	$1,577,210	$1,547,383
Other States	357,159	308,956
Total	1,934,369	1,856,339

Total Insured Value
Florida	$188,516,949	$201,237,145
Other States	134,939,758	121,005,995
Total	323,456,707	322,243,140

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP revenue	$375,456	$330,360	$1,391,582	$1,222,658
less: Net realized gains (losses) on investments	(892)	723	(1,229)	348
less: Net change in unrealized gains (losses) on investments	10,643	3,285	12,046	(13,145)
Core revenue	$365,705	$326,352	$1,380,765	$1,235,455

GAAP operating income (loss) to adjusted operating income (loss)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP income (loss) before income tax expense (benefit)	$25,896	$32,839	$88,349	$(27,247)
add: Interest and amortization of debt issuance costs	1,635	1,640	6,531	6,609
GAAP operating income (loss)	27,531	34,479	94,880	(20,638)
less: Net realized gains (losses) on investments	(892)	723	(1,229)	348
less: Net change in unrealized gains (losses) on investments	10,643	3,285	12,046	(13,145)
Adjusted operating income (loss)	$17,780	$30,471	$84,063	$(7,841)

GAAP operating income (loss) margin to adjusted operating income (loss) margin
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP operating income (loss) (a)	$27,531	$34,479	$94,880	$(20,638)
GAAP revenue (b)	375,456	330,360	1,391,582	1,222,658
GAAP operating income (loss) margin (a÷b)	7.3%	10.4%	6.8%	(1.7)%
Adjusted operating income (loss) (c)	17,780	30,471	84,063	(7,841)
Core revenue (d)	365,705	326,352	1,380,765	1,235,455
Adjusted operating income (loss) margin (c÷d)	4.9%	9.3%	6.1%	(0.6)%

GAAP net income (loss) (NI) to adjusted NI (loss) available to common stockholders
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP NI (loss)	$19,999	$25,111	$66,823	$(22,257)
less: Preferred dividends	2	2	10	10
GAAP NI (loss) available to common stockholders (e)	19,997	25,109	66,813	(22,267)
less: Net realized gains (losses) on investments	(892)	723	(1,229)	348
less: Net change in unrealized gains (losses) on investments	10,643	3,285	12,046	(13,145)
add: Income tax effect on above adjustments	2,399	986	2,661	(3,148)
Adjusted NI (loss) available to common stockholders (f)	$12,645	$22,087	$58,657	$(12,618)

Weighted average diluted common shares outstanding (g)	29,487	30,535	30,147	30,751
Diluted earnings (loss) per common share (e÷g)	$0.68	$0.82	$2.22	$(0.72)
Diluted adjusted earnings (loss) per common share (f÷g)	$0.43	$0.72	$1.95	$(0.41)

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	December 31,	December 31,	December 31,
	2023	2022	2021
GAAP stockholders’ equity	$341,297	$287,896	$429,702
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	341,197	287,796	429,602
less: Accumulated other comprehensive (loss), net of taxes	(74,172)	(103,782)	(15,568)
Adjusted common stockholders’ equity (i)	$415,369	$391,578	$445,170

Common shares outstanding (j)	28,966	30,389	31,221
Book value per common share (h÷j)	$11.78	$9.47	$13.76
Adjusted book value per common share (i÷j)	$14.34	$12.89	$14.26

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022	2021
Actual or Annualized NI (loss) attributable to common stockholders (k)	$79,988	$100,436	$66,813	$(22,267)	$20,397
Average common stockholders’ equity (l)	321,300	274,167	314,497	358,699	439,382
ROCE (k÷l)	24.9%	36.6%	21.2%	(6.2)%	4.6%
Annualized adjusted NI (loss) attributable to common stockholders (m)	$50,580	$88,348	$58,657	$(12,618)	$18,959

Adjusted average common stockholders’ equity[4] (n)	408,267	382,379	399,396	423,199	444,776
Adjusted ROCE (m÷n)	12.4%	23.1%	14.7%	(3.0)%	4.3%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities.